UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2019

Better Choice Company Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-161943	26-2754069
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

164 Douglas Rd E, Oldsmar, Florida	34677
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (646) 846-4280

N/A
 (Former name or former address, if changed, since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered

N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

Amended and Restated Stock Purchase Agreement

On December 18, 2019, Better Choice Company Inc., a Delaware corporation (the “Company”), entered into an Amended and Restated Stock Purchase Agreement (the “Amended Agreement”) by and among the Company, Halo, Purely For Pets, Inc., a Delaware corporation (“Halo”), Thriving Paws, LLC, a Delaware limited liability company (“Thriving Paws”), HH-Halo LP, a Delaware limited partnership (“HH-Halo” and, together with Thriving Paws, the “Sellers”) and HH-Halo, in the capacity of the representative of the Sellers (the “Sellers’ Representative”). The Amended Agreement amends and replaces in its entirety the Stock Purchase Agreement, dated as of October 18, 2019, by and among the Company, Halo, the Sellers and the Sellers’ Representative attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on October 18, 2019 (as amended by Amendment No. 1 to the Agreement attached as Exhibit 2.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 27, 2019 (the “Agreement”)). Pursuant to the terms and subject to the conditions of the Amended Agreement, among other things, the Company agreed to purchase from the Sellers one hundred percent (100%) of the issued and outstanding capital stock of Halo (the “Acquisition”). Pursuant to the Amended Agreement, a portion of the consideration for the Acquisition as described below was paid to Werner von Pein, the chief executive officer of Halo.

Under the terms of the Amended Agreement, the aggregate consideration payable by the Company under the Amended Agreement increased from $45,500,000 to $46,975,000, subject to customary adjustments for Halo’s net working capital, cash, and indebtedness, and consisted of a combination of (i) cash consideration, (ii) a total of 2,134,390 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), of which 232,976 shares were issued to HH-Halo, 1,884,989 shares were issued to Thriving Paws and 16,425 shares were issued to Werner von Pein (the “Seller Common Stock” or the “Common Stock Consideration”), and (iii) convertible subordinated notes in a total amount of $15,000,000 (the “Seller Notes”), of which $9,972,663.01 principal amount of Seller Notes were issued to HH-Halo, $4,911,908.65 principal amount of Seller Notes were issued to Thriving Paws and $115,428.34 principal amount of Seller Notes were issued to Werner von Pein, and accompanying stock purchase warrants (the “Seller Warrants” and, the consideration described in clauses (i) through (iii), the “Acquisition Consideration”).  The Company issued a total of 937,500 Seller Warrants, of which 623,291 were issued to HH-Halo, 306,994 were issued to Thriving Paws and 7,215 were issued to Werner von Pein.  The Company entered into a Subscription Agreement with the Sellers relating to the issuance of the Common Stock Consideration, the Seller Notes and the Seller Warrants on December 19, 2019 (the “Subscription Agreement”).

The Seller Notes are scheduled to mature on June 30, 2023 (the “Maturity Date”) and accrue interest at 10.00% per annum from December 19, 2019 until the Maturity Date, payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year. The interest shall be payable by increasing the aggregate principal amount of the Seller Notes (such increase being referred to herein as “PIK Interest”). The Seller Notes may be converted into shares of Common Stock at any time prior to the last Business Day immediately preceding the Maturity Date and shall be automatically converted into Common Stock upon an IPO (as defined in the Seller Notes). The conversion price shall be equal to the lower of $4.00 per share or the price at which the Common Stock was sold in an IPO. In the event of a change of control, each holder of the Seller Notes shall have the option to (i) convert all of the Seller Notes held by such holder into a replacement note issued by the new issuer in an aggregate principal amount equal to 104% of the outstanding principal amount of, and all accrued interest on, of the Seller Notes held by such holder or (ii) require the Company to repay all of the outstanding principal amount of the Seller Notes held by such holder at a redemption price of 4% of the sum of all outstanding principal amount of the Seller Notes held by such holder plus all accrued interest thereon. If any such holder of Seller Notes fails to make an election above within thirty days of receipt of written notice of the change of control, all principal and accrued interest under the Seller Notes held by such holder shall automatically convert into Common Stock at the conversion price.

Seller Warrants

The Company also issued the Seller Warrants to the holders of the Seller Notes equal to the number of Seller Notes issued to such holder on a one-to-62.5 basis (one Seller Warrant for each 62.5 shares of Common Stock into which the Seller Notes are convertible). The Seller Warrants are exercisable for 24 months from the date of the consummation of an IPO (as defined in the Seller Warrants) at an exercise price equal to the greater of (i) $5.00 per share or (ii) the price at which the Common Stock was sold in the IPO.

Registration Rights Agreement

In connection with the Common Stock Consideration, the Seller Notes and the Seller Warrants, the Company entered into a registration rights agreements (the “Registration Rights Agreement”) with the Sellers on the Closing Date (as defined below). Pursuant to the Registration Rights Agreement, the Company agreed to prepare and file a registration statement (the “Resale Registration Statement”) with the SEC for purposes of registering the resale of the Seller Common Stock, the shares of Common Stock issuable upon conversion of the Seller Notes and the shares of Common Stock issuable upon exercise of the Seller Warrants (collectively, the “Registrable Securities”) by March 31, 2020. In the event that the Company does not file a Resale Registration Statement covering the resale of all of the Registrable Securities by December 31, 2020, HH-Halo or Thriving Paws may request on a single occasion registration under a Long-Form Registration (as defined in the Registration Rights Agreement) or, if available to the Company, a Short-Form Registration (as defined in the Registration Rights Agreement). The Company also agreed, among other things, to indemnify the selling holders from certain liabilities and to pay all fees and expenses incident to the Company’s performance of or compliance with the Registration Rights Agreement.

Loan Facilities Agreement

On December 19, 2019 (the “Closing Date”), the Company entered into a Loan Facilities Agreement (the “Facilities Agreement”) by and among the Company, as the borrower, the several lenders from time to time parties thereto (collectively, the “Lenders”) and a private debt lender, as agent (the “Agent”). The Facilities Agreement provides for (i) a term loan facility not to exceed $20,500,000 (the “Term Facility”) and (ii) a revolving demand loan facility not to exceed $7,500,000 (the “Revolving Facility” and, together with the Term Facility, the “Facilities”). The Facilities are scheduled to mature on December 19, 2020 or such earlier date on which a demand is made by the Agent or any Lender. The obligations of the Company under the Facilities Agreement are guaranteed by each of the Company’s domestic subsidiaries and secured by a first-priority security interest in substantially all of the assets of the Company and the assets of its domestic subsidiaries.  The Company’s domestic subsidiaries, as guarantors (the “Subsidiary Guarantors”) entered into a separate guaranty agreement (the “Guaranty”), pursuant to which the Subsidiary Guarantors guaranteed to the Lenders all of the obligations of the Company under the Facilities Agreement and the other Credit Documents (as defined in the Facilities Agreement) to which the Company is a party.  The Company, Agent and the Subsidiary Guarantors also entered into a separate pledge and security agreement (the “Security Agreement”), pursuant to which the Company and the Subsidiary Guarantors granted a security interest in and continuing lien on all of the Company and Subsidiary Guarantors’ right, title and interest to the Collateral (as defined in the Security Agreement).

The obligations of the Company under the Facilities Agreement were also guaranteed on a personal basis by John Word III, Lori Taylor and Michael Young as more fully described below under “Shareholder Guaranty.”

Borrowings under the Facilities bear interest at a rate per annum equal to the floating annual rate of interest established from time to time by the Bank of Montreal plus 8.05% calculated on the daily outstanding balance of the Facilities and compounded monthly. In the event the Company fails to pay any amounts on the day such amounts are due or fails to deliver the required reports as set out in the Facilities Agreement, the Company is required to pay to the Agent a late administration fee of $100.00 per day, plus any applicable taxes due thereon, until such date that such payment has been made or the Company has delivered such report, as the case may be.

The Company used the proceeds of the Term Facility to complete the Acquisition and to refinance existing indebtedness of the Company and Halo as well as to pay transaction fees and expenses.  The Company intends to use the proceeds of the Revolving Facility for working capital and general corporate purposes.

The Company may, at its option, prepay any borrowings under the Term Facility, in whole or in part, at any time and from time to time without premium or penalty (except in certain circumstances). Borrowings under the Facilities are also subject to mandatory prepayment in certain circumstances, including in the event that borrowings under the Revolving Facility exceed applicable borrowing base limits.

The Facilities Agreement contains certain customary representations, warranties and covenants of the Company and the guarantors for the benefit of the Agent and Lenders thereunder. The Facilities Agreement also contains customary events of default for credit facilities of this nature. If one or more events of default occurs and continues, the Agent may terminate the commitment of the Lenders to make further loans and declare all of the obligations of the Company and its subsidiary guarantors under the Facilities Agreement to be immediately due and payable.

Shareholder Guaranty

In order to induce the Agent to enter into the Facilities Agreement, certain directors and shareholders of the Company agreed to enter into a Continuing Guaranty (the “Shareholder Guaranty”) in favor of the Company and guaranteeing the Company’s obligations under the Facilities Agreement.  Pursuant to the Continuing Guaranty, John M. Word agreed to personally guarantee the Company’s obligations in an amount not to exceed $15,000,000, Lori Taylor agreed to personally guarantee the Company’s obligations in an amount not to exceed $4,000,000 and Michael Young agreed to personally guarantee the Company’s obligations in an amount not to exceed $1,000,000 (John Word, Lori Taylor and Michael Young, collectively, the “Shareholder Guarantors”). As consideration for the Shareholder Guaranties, the Company agreed to issue common stock purchase warrants to the Shareholder Guarantors in an amount equal to 0.325 warrants for each dollar of debt under the Facilities Agreement guaranteed by such Shareholder Guarantor (the “Shareholder Guarantor Warrants”). The Shareholder Guarantor Warrants are exercisable for 24 months from the date of the consummation of an IPO (as defined therein) at an exercise price $1.82 per share.

The foregoing descriptions of the Amended Agreement is qualified in its entirety by reference to the full text of the document, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference. Such document has been included as an exhibit hereto solely to provide investors and securityholders with information regarding its terms. It is not intended to be a source of financial, business or operational information about the Company or any co-investor in the Company or its respective subsidiaries or affiliates.  Such document should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the documents that the Company files or has filed with the SEC.

Item 1.02.	Termination of a Material Definitive Agreement

On December 19, 2019, in connection with the consummation of the Acquisition, the Company terminated the Loan Agreement dated as of May 6, 2019 (the “Franklin Loan Agreement”), between the Company and Franklin Synergy Bank, including any amendments thereto, upon repayment of its outstanding indebtedness under the agreement of $6.2 million. The Franklin Loan Agreement provided for a $6.2 million revolving credit facility, maturing on May 26, 2020, and all advances relating to the Franklin Loan Agreement bore interest, at 3.7% per annum and the Company was required to pay a late charge equal to 5% of the aggregate amount of payments of principal and/or interest that were paid more than 10 days after the due date. Early termination of the Franklin Loan Agreement did not trigger any premiums or penalties, other than customary breakage costs.

Item 2.01.	Completion of Acquisition or Disposition of Assets

On December 19, 2019, the Company completed the Acquisition. The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Acquisition, the Acquisition Consideration and the Shareholder Guaranty is incorporated by reference into this Item 2.01.

Item 2.03.	Creation of a Direct Financial Obligations or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Facilities Agreement is incorporated by reference into this Item 2.03.

The information described in Item 1.01 above related to the Seller Notes is incorporated herein by reference. On December 19, 2019, the Company issued $9,972,663.01 principal amount of Seller Notes to HH-Halo, $4,911,908.65 principal amount of Seller Notes to Thriving Paws and $115,428.34 principal amount of Seller Notes to Werner von Pein.

Item 3.02.	Unregistered Sales of Equity Securities

The information described in Item 1.01 above related to the Common Stock Consideration and the Seller Warrants is incorporated herein by reference. The Company issued a total of 2,134,390 shares as Common Stock Consideration on December 20, 2019, of which 232,976 shares were issued to HH-Halo, 1,884,989 shares were issued to Thriving Paws and 16,425 shares were issued to Werner von Pein. The Company issued a total of 937,500 Seller Warrants on December 19, 2019, of which 623,291 were issued to HH-Halo, 306,994 were issued to Thriving Paws and 7,215 were issued to Werner von Pein.

The information described in Item 1.01 above related to the Shareholder Guarantor Warrants is incorporated herein by reference. On December 19, 2019, the Company issued a total of 6,500,000 Shareholder Guarantor Warrants to the Shareholder Guarantors, of which 4,875,000 Shareholder Guarantor Warrants were issued to John Word, 1,300,000 Shareholder Guarantor Warrants were issued to Lori Taylor and 325,000 Shareholder Guarantor Warrants were issued to Michael Young.

The issuance of the Common Stock Consideration, the Seller Notes, the Seller Warrants and the Shareholder Guarantor Warrants was exempt from registration provided by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The Common Stock Consideration, the Seller Notes, the Seller Warrants and the Shareholder Guarantor Warrants were offered without any general solicitation by the Company or its representatives, and no commissions or fees were paid in connection with the issuance of the Common Stock Consideration, the Seller Notes, the Seller Warrants or the Shareholder Guarantor Warrants. This Current Report on Form 8-K shall not constitute an offer to sell, the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 19, 2019, the Company’s board of directors (the “Board”) approved an increase to the size of the Board from five to seven members and elected John M. Word III and Clinton Gee to fill the newly created vacancies on the Board. Such elections will be effective upon the later to occur of (i) the execution of the Facilities Agreement and the Shareholder Guaranty and (ii) the closing of the Acquisition. Mr. Word and Mr. Gee will serve until the date on which the Shareholder Guaranty is extinguished in full for any reason (the “Termination Date”), in which event they each have agreed to tender a resignation letter within five days of the Termination Date, resigning from the Board and any and all committees on which they may then serve, to be effective immediately upon receipt by the Company. As of the date of this filling, Mr. Word and Mr. Gee are not expected to be named to any committee of the Board.

Mr. Word is known for transforming the California insurance broker’s role in the small group health benefits marketplace through his pioneering technological and marketing advances since 1972, alongside the founding of the Word & Brown Companies. Mr. Gee has been the Chief Financial officer for all of The Word and Brown Companies since June of 2006. In addition, Clinton oversees Information Technology, Human Resources, Security & Compliance, Legal, Marketing, and Strategic Business Development.

Repricing of Outstanding Options

Effective as of December 19, 2019, the Board repriced all outstanding options to purchase Common Stock issued pursuant to the Better Choice Amended And Restated Incentive Award Plan (the “Incentive Plan”) including options held by executive officers (the “Options”). As a result, the exercise price of all Options was lowered to $1.82 per share, the closing price of the Company’s Common Stock on December 19, 2019. No other terms of the Options were changed.  Damian Dalla-Longa, Chief Executive Officer of the Company, Andreas Schulmeyer, Chief Financial Officer of the Company, and Anthony Santarsiero, President of the Company, are the executive officers who hold Options subject to the repricing.

The Board effectuated the repricing to realign the value of the Options with their intended purpose, which is to retain and motivate the holders of the Options to continue to work in the best interests of the Company. Prior to the repricing, many of the Options had exercise prices well above the recent market prices of the Common Stock. The Options were repriced unilaterally and the consent of holders was neither necessary nor obtained.

Certain Relationships and Related Party Transactions

The information described in Item 1.01 above related to the Shareholder Guaranty and the Shareholder Guarantor Warrants is incorporated herein by reference. Michael Young and Lori Taylor, each a Shareholder Guarantor, were directors of the Company as of the date of the Shareholder Guaranty. John M. Word III was elected to the Board in connection with the Shareholder Guaranty.

Other than the foregoing, there is no arrangement or understanding pursuant to which Mr. Word and Mr. Gee was elected to the Board, and there are no other related party transactions involving Mr. Word or Mr. Gee that are reportable under Item 404(a) of Regulation S-K. Mr. Word is the father of Lori Taylor, a director of the Company and the former co-chief executive officer of the Company. There are no family relationships between Mr. Gee on the one hand, and any other directors of the Board or executive officers of the Company, on the other hand.

Item 7.01	Regulation FD Disclosure

On December 20, 2019, the Company issued a press release announcing the closing of the Acquisition. A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference. On December 26, 2019, the Company issued a press release providing additional financial disclosure on the Acquisition and Halo. A copy of the press release is furnished as Exhibit 99.2 and is incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K (including Exhibits 99.1 and 99.2) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits

(a) Financial Statements of the Business Acquired.  The Company intends to file financial statements required by this Item 9.01(a) under the cover of an amendment to this Current Report on Form 8-K no later than seventy-one (71) calendar days after the date on which this Form 8-K was required to be filed.

(b) Pro Forma Financial Information.  The Company intends to file the pro forma financial information that is required by this Item 9.01(b) under the cover of an amendment to this Current Report on Form 8-K no later than seventy-one (71) calendar days after the date on which this Form 8-K was required to be filed.

(d) Exhibits

Exhibit No.	Description
2.1#	Amended and Restated Stock Purchase Agreement, dated December 18, 2019, by and among Better Choice Company Inc., Halo, Purely For Pets, Inc., Thriving Paws, LLC and HH-Halo LP.
99.1	Press Release of Better Choice Company Inc., dated December 20, 2019, announcing the closing of the acquisition of Halo, Purely for Pets.
99.2	Press Release of Better Choice Company Inc., dated December 26, 2019, providing additional financial disclosure on the acquisition of Halo, Purely for Pets.

#
Certain schedules and similar attachments to this agreement have been omitted in accordance with Item 601(b)(5) of Regulation S-K.  The Company will furnish copies of any schedules or similar attachments to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Better Choice Company Inc.

Date: December 26, 2019	By:	/s/ Damian Dalla-Longa
Name: Damian Dalla-Longa
Title: Chief Executive Officer